Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333‑141487, 333‑149996, 333‑157959, 333‑165813, 333‑172983, 333‑176318, 333‑180110, 333‑187311, 333‑190544, 333‑194604, 333‑206230, and 333‑211208) and in the Registration Statements on Form S‑3 (Nos. 333‑195590 and 333‑198816) of Glu Mobile, Inc., of our report dated June 23, 2016, relating to the consolidated financial statements of CrowdStar Inc., appearing in this Current Report on Form 8‑K/A of Glu Mobile Inc.

/S/ Moss Adams LLP

Campbell, California

January 13, 2017